EXHIBIT 24.1
                                GSE SYSTEMS, INC.
                              9189 Red Branch Road
                            Columbia, Maryland 21045


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of GSE Systems, Inc., a Delaware corporation, hereby constitute and appoint Christopher M. Carnavos, Jeffery G. Hough and Stephen J. Fogarty, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or both of them, to sign, for the undersigned and in their respective names as Officers and Directors of the Corporation the Annual Report on Form 10-K of the Corporation to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Exchange Act of 1934, as amended, and any amendment or amendments to such Annual Report; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Dated:   March 26, 1999



         Name                            Title

/S/ JEROME I. FELDMAN             Chairman of the Board
---------------------------
    Jerome I. Feldman

/S/ CHRISTOPHER M. CARNAVOS       President and Director
---------------------------       (Principal Executive Officer)
    Christopher M. Carnavos
                                  Senior Vice President and Chief Financial
/S/ JEFFERY G. HOUGH              Officer  (Principal Finance and Accounting
---------------------------       Officer)
    Jeffery G. Hough

/S/  SHELDON L. GLASHOW           Director
---------------------------
     Sheldon L. Glashow

/S/ JOHN A. MOORE, JR.            Director
---------------------------
    John A. Moore, Jr.

/S/ GEORGE J. PEDERSEN            Director
---------------------------
    George J. Pedersen

/S/ SYLVAN SCHEFLER               Director
-------------------------
    Sylvan Schefler